UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 9, 2011

GENERAL COMMUNICATION, INC.
(Exact name of registrant as specified in its charter)

State of Alaska	0-15279	92-0072737
(State or other Jurisdiction of Incorporation or organization)	Commission File Number	(I.R.S Employer Identification No.)

2550 Denali Street
Suite 1000
Anchorage, Alaska	99503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (907) 868-5600

NONE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01.  Regulation FD Disclosure

On May 9, 2011, General Communication, Inc., of which GCI, Inc. is a wholly-owned subsidiary, issued a press release announcing that GCI, Inc. priced an offering, pursuant to an exemption under the Securities Act of 1933, as amended, of $325 million in aggregate principal amount of senior unsecured notes due 2021.  The net proceeds from the offering will be used to retire GCI, Inc.’s outstanding senior unsecured notes due 2014.

On May 9, 2011, General Communication, Inc. also announced that GCI, Inc. is commencing a cash tender offer and consent solicitation for any and all of its $320 million outstanding principal amount of 7.25% senior notes due 2014.

This Form 8-K and the press releases attached hereto as Exhibit 99.1 and 99.2 are being furnished to the Securities and Exchange Commission under Item 7.01 of Form 8-K in satisfaction of the public disclosure requirements of Regulation FD.

Section 9 – Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                      Description

99.1                      Press Release dated May 9, 2011.

99.2                      Press Release dated May 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL COMMUNICATION, INC.
(Registrant)

Date: May 10, 2011

	By	/s/ John M. Lowber
Name: John M. Lowber
Title: Senior Vice President,
Chief Financial Officer,
Secretary and Treasurer
(Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.                      Description

99.1                      Press Release dated May 9, 2011

99.2                      Press Release dated May 9, 2011